CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Registration Statement File No. 33-79794) of our report dated May 26, 1995, relating to the financial statements of ConQuest Software, Inc. as of and for the year ended December 31, 1994, which appears in the Current Report on Form 8-K of Excalibur Technologies Corporation.



                                          ARTHUR ANDERSEN LLP

Washington, D.C.,
 November 7, 1995